Exhibit 10.4

ESCROW AND ACCOUNT CONTROL AGREEMENT

This Escrow and Account Control Agreement (this “Agreement”) is entered into as of October 21, 2010, by and among AeroGrow International, Inc. (the “Company”), and First Western Trust Bank (in its capacity as escrow holder and Escrow Agent, the “Escrow Agent”).

RECITALS

This Agreement is entered into in reference to the following facts:

A.           The Company has issued or plans to issue to various lenders (the “Lenders”) its Series 2010B Secured Convertible Promissory Notes (the “Notes”) in the aggregate principal amount of up to $1.5 million. To secure repayment of the Notes, the Company has agreed to transfer and assign all of its future credit card receipts (the “Receipts”) to a newly established account with the Escrow Agent (the “Account” or “Escrow Account”) from which Account a portion of the Receivables will be disbursed to the Lenders and the remaining portion of the Receivables will be disbursed to the Company in accordance with the terms of this Agreement. The assignment of the Receipts shall continue until such time as the Notes have been paid in full.

B.            The Escrow Agent is willing to act in such capacity, subject to the terms and conditions hereof.

C.            Each Lender shall be deemed an express beneficiary of the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows.

ARTICLE 1 – ESCROW FUNDS

1.1           Appointment of Escrow Agent.  The Company hereby appoints the Escrow Agent to act as escrow holder for the Receipts under the terms of this Agreement.  The Escrow Agent hereby accepts such appointment, subject to the terms, conditions and limitations hereof.

1.2           Escrow Account.  Immediately following the Escrow Agent’s execution of this Agreement and prior to the date of the commencement of the Offering, the parties shall establish a segregated account at First Western Trust Bank (the "Escrow Account”) for the sole purpose of receiving, holding and disbursing the Receipts in accordance with the terms hereof.   The account shall be a demand deposit account, and deposits in such Escrow Account will not bear interest and will not otherwise be invested by the Escrow Agent on behalf of the Company or the Lenders.

1.3           Deposits in Escrow.

(a)           The Company shall execute and deliver to Litle & Co., its credit card service Processor (“Processor”) written authorization and instruction in such form as may be required by Processor to cause all of the Company’s Receipts to be transferred and deposited into the Escrow Account until such time as the Notes have been paid in full. The authorization and instruction from the Company to the Processor shall be irrevocable for so long as any of the Notes are outstanding and unpaid. The Escrow Agent shall deposit and hold all Receipts in the Escrow Account at all times until such funds are disbursed therefrom in accordance with the terms hereof.  The Company shall have the right to engage new Processors during the term hereof; provided that such successor Processor is subject to the same authorization and instruction.

(b)           The Company and [Placement Agent], as Placement Agent, shall jointly prepare and certify in writing to the Escrow Agent  a schedule setting forth the name and address of each Lender and Noteholder, including the principal amount of each Note held by such Lender (“Lender Schedule”). The Lender Schedule, when executed by both the Company and [Placement Agent], shall be conclusive and binding on all parties hereto.   The Escrow Agent shall be permitted to rely upon the accuracy of such Lender Schedule and shall not be required to verify or confirm the accuracy thereof.

(c)           The Receipts in the form of cash or its equivalent are deemed deposited into the Escrow Account when delivered to the Escrow Agent.  Any Receipts deposited in the form of a check, draft or similar instrument are deemed deposited only when such item is collected by the Escrow Agent (hereinafter, “Collected Funds”).

(d)           The Receipts shall be disbursed by the Escrow Agent from the Escrow Account by wire transfer of funds or by check payable to the appropriate distributee at the address set forth herein, with respect to the Company, and in accordance with the information provided to the Escrow Agent in the Lender Schedule pursuant to Section 1.3(b), with respect to each Lender.

ARTICLE 2 – DISBURSEMENT PROCEDURES

2.1           Disbursement of Receipts.  The Escrow Agent shall receive and disburse the Receipts in accordance with the following procedures:

(a)           For the purposes of this Agreement, the Lenders’ share of the Receipts (“Lenders’ Share”) shall be 20% and the Company’s share of the Receipts (“Company’s Share”) shall be 80.

(b)           Each Lender shall participate in the Lenders’ Share on a proportionate basis and pari passu based upon the principal amount of each Note held by the Lender (the “Lender’s Interest”).  Each Lender’s Interest shall be determined based upon the Lender Schedule and shall not be modified during the term of this Agreement except be agreement in writing signed by the Company and the Lender and acknowledged by the Escrow Agent.

(c)           On a daily basis, the Escrow Agent shall disburse to the Company by wire transfer the Company’s Share of the Receipts.  Escrow Agent shall have the right to deduct from the Company’s Share any accrued and unpaid Escrow Agent Fees as provided for in this Agreement.

(d)           On a bi-weekly basis, the Escrow Agent shall disburse to each Lender by wire transfer the Lender’s Interest in the Lenders’ Share, without deduction or interest.

(e)           The Escrow Agent shall not be required to take any action under this Section 2.1 until it shall have received the Receipts and the Lender Schedule duly certified by the Company.  The Escrow Agent shall not be required to release any funds that constitute the Receipts unless the funds represented thereby are Collected Funds.

2.2	Statements and Confirmations.

(a)	The Escrow Agent shall provide the Company and each Lender with Account Statements and Confirmations (“Statements”) no less frequently than monthly. The Escrow Agent will use reasonable effort to notify the Lenders and the Company if any other person claims that it has an interest in the Receipts or the Account.  If any third party requests that that the Escrow Agent enter into an agreement to comply with instructions originated by such third party, or inquires of Escrow Agent whether Escrow Agent has entered into such an agreement with any other person or entity, or inquires of Escrow Agent regarding the existence or non-existence of any adverse claims or interests in or to the Account, Escrow Agent agrees that it will use reasonable efforts promptly to advise such third party of the existence of this agreement in favor of Lender.

(b)           The Company will prepare and deliver to each Lender, [Placement Agent] and the Escrow Agent  monthly statements reflecting all payment of principal and interest made to the Lenders by the Escrow Agent and setting forth the outstanding and unpaid balance of principal and interest remaining outstanding and unpaid as of the date of each statement.

2.3	Covenants of Escrow Agent

(a)	Escrow Agent will not comply with any instructions originated by either the
Company or a Lender unless in writing signed by both parties.

(b)           Escrow Agent shall neither undertake nor permit any disbursements of the Receipts in the Account except in strict conformity and compliance with this Agreement.

(c)           Escrow Agent subordinates in favor of Lenders any security interest, lien or right of set-off it may have, now or in the future, against the Account or the Receipts in the Account.

(d)           Escrow Agent will not agree with any third party that Escrow Agent will comply with instructions originated by a third party, unless consented to in writing by the Company and each Lender.

(e)           Escrow Agent shall not allow any third party to perfect a security interest in the Receipts or the Account.

ARTICLE 3 – GENERAL ESCROW PROCEDURES

3.1           Accounts and Records.  The Escrow Agent shall keep accurate books and records of all transactions hereunder.  Upon final disbursement of the Receipts which retires in full the Company’s obligations to Lenders under the Notes, the Escrow Agent shall deliver to the Company and Placement Agent a complete accounting of all transactions relating to the Receipts.

3.2           Duties.  The Escrow Agent’s duties and obligations hereunder shall be determined solely by the express provisions of this Agreement.  The Escrow Agent’s duties and obligations are purely ministerial in nature, and nothing in this Agreement shall be construed to give rise to any fiduciary obligations of the Escrow Agent with respect to the Lenders or to the other parties to this Agreement.  The Escrow Agent is not charged with any duties or responsibilities with respect to the Notes or any related document and shall not otherwise have a duty to be concerned with the terms thereof.  For purposes of communications and directives, the Escrow Agent shall only accept instructions from the Company or the Lenders as may be required by this Agreement.  The Escrow Agent shall not be required to notify or obtain the consent, approval, authorization or order of court or governmental body or of any Lender or any other person to perform its obligations under this Agreement.

3.3           Disputes.  If there is any disagreement or the presentation of any adverse claim or demand in connection with the disbursement of the Receipts, the Escrow Agent, at its option, after providing written notice to the Company and the Lenders of such disagreement or adverse claim or demand, may refuse to comply with any such claims or demands during the continuance of such disagreement and may refrain from delivering any item affected hereby, and in so doing, the Escrow Agent shall not become liable to the undersigned or to any other person, due to its failure to comply with such adverse claim or demand.  If the Company and Lenders do not provide satisfactory assurances to the Escrow Agent that it may act in accordance with the other provisions of this Agreement, then the Escrow Agent shall be entitled to continue, without liability, to refrain and refuse to act until:

(a)           authorized to disburse the Receipts by an order from a court purporting to have jurisdiction over the parties and the Receipts, after which time the Escrow Agent shall be entitled to act in conformity with such order; or

(b)           the Escrow Agent (i) shall have been notified that all differences shall have been adjusted by agreement, and (ii) shall have been directed in writing to take certain actions with respect to the Receipts subject to the adverse claim or demand, signed jointly or in counterpart by the Company, the Lenders and by all persons making adverse claims or demands, at which time the Escrow Agent shall be protected in acting in compliance therewith.

At any time prior to the Escrow Agent’s receipt of a court order or a notice, as provided in Section 3.3(a) or Section 3.3(b), the Escrow Agent may, but is not required to, file a suit in interpleader and deposit the Receipts with the District Court and obtain an order from the court requiring the parties to interplead and litigate in such court adverse claims or demands raised pursuant to this Section 3.3.  If such interpleader suit is brought, the Escrow Agent shall ipso facto be fully released and discharged from all obligations to further perform any and all duties or obligations imposed upon it in relation to the disputed amount.  The Company agrees to reimburse the Escrow Agent for all costs, expenses and reasonable attorney’s fees expended or incurred by the Escrow Agent in connection with such adverse claim or demand, the amount thereof to be fixed and judgment thereof to be rendered by the court in such lawsuit.  In addition and without the institution of legal proceedings, the Escrow Agent shall have the right to consult with attorneys or other advisors of its choosing concerning its rights, duties or obligations hereunder, and the Company shall pay or reimburse the Escrow Agent for all costs, fees and expenses thereby incurred.

3.4           Liability Limited.  The Escrow Agent shall not be liable to anyone whatsoever by any reason of error of judgment or for any act done or step taken or omitted by it in good faith or for any mistake of fact or law or for anything which it may do or refrain from doing in connection herewith unless caused by or arising out of its own gross negligence or willful misconduct.  In no event shall the Escrow Agent be liable for any indirect, special, consequential or punitive damages.  The Company and Placement Agent represent to the Escrow Agent that they have and shall continue to solicit the advice of their respective counsel regarding compliance with all applicable state and federal securities laws in connection with the offer and sale of the Units, and that they will act in accordance with such laws.  The Escrow Agent shall have no responsibility to ensure the Company’s or Placement Agent’s compliance with any such securities laws in connection with the Offering.

3.5           Reliance on Documents, Etc.  The Escrow Agent may rely on and shall be protected in acting in reliance upon any instructions or directions furnished to it in writing or pursuant to any provisions of this Agreement and shall be entitled to treat as genuine, and as the document it purports to be, any letter, paper or other document furnished to it and believed by it to be genuine and to have been signed and presented by the proper party or parties.  The Company and Lenders shall not include the Escrow Agent’s name in any document unless such document has been approved in writing by the Escrow Agent, except with regard to those documents pertaining to and referring to the Escrow Agent’s functions as escrow holder pursuant to this Agreement.

3.6           Indemnification.  The Company agrees to indemnify, defend and hold harmless the Escrow Agent from and against all losses, damages, costs, charges, payments, liabilities and expenses, including all costs of litigation, investigation and reasonable legal fees incurred by the Escrow Agent and arising directly or indirectly out of its role as Escrow Agent pursuant to this Agreement, except as caused by its willful misconduct or gross negligence.  The Company hereby agrees that the Escrow Agent does not assume any responsibility for the failure of any other of the parties to make payments or perform the conditions of this Agreement as set forth herein.  The Escrow Agent may consult with counsel of its choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.  The provisions of this Section 3.6 shall survive the termination of this Agreement.

3.7           Resignation.  The Escrow Agent may resign as the escrow holder at any time by giving thirty (30) days prior written notice thereof to all other parties.  Upon notice of resignation by the Escrow Agent, the other parties shall appoint a replacement escrow holder within that thirty (30) day period.  The Escrow Agent may deliver the Receipts to the replacement escrow holder upon (a) notice of the appointment of a new escrow holder, and (b) payment to the Escrow Agent in full of all fees then due and payable to the Escrow Agent.  If no such replacement or substitute has been appointed within 30 days of the Escrow Agent’s notice of resignation, then the Escrow Agent, at the expense of the Company, may petition any court of competent jurisdiction for the appointment of a successor escrow holder.  Upon appointment of successor escrow holder, the Escrow Agent shall forward all documents and deposits pertaining to the escrow to the successor, and the Escrow Agent shall thereafter have no duties or obligations hereunder.

ARTICLE 4 – FEE

4.1           Fee.           The Company agrees to pay the fees of the Escrow Agent, which unless otherwise agreed to in writing, shall be $1,500.00 annually, to first be assessed upon the initial opening of the Escrow Account and each subsequent anniversary date thereafter.  In furtherance of the foregoing, the Escrow Agent is expressly authorized and directed, but shall not be obligated, to charge against and withdraw from the Account, any service charge fees incurred in accordance with the service charge schedule of the Escrow Agent, including wire transfer fees of $20.00 per domestic wire and $40.00 per international wire.

ARTICLE 5 – GENERAL PROVISIONS

5.1           Notice.  Any notice, request, demand or other communication provided for hereunder to be given shall be in writing and shall be delivered personally, by certified mail, return receipt requested, postage prepaid, or by transmission by a telecommunications device, and shall be effective (a) on the day when personally served, including delivery by overnight mail and courier service, (b) on the third business day after its deposit in the United States mail, and (c) on the business day of confirmed transmission by telecommunications device.  The addresses of the parties hereto (until notice of a change thereof is served as provided in this Section 5.1) shall be as follows:

To the Escrow Agent: First Western Trust Bank 233 Milwaukee Street Denver, CO 80206 Attn: Hudson Mead, Managing Director	To the Company: AeroGrow International, Inc. 6075 Longbow Dr., Suite 200 Boulder, CO 80301 Attn: Greg Clarke, CFO Phone (303) 444-7755
To the Placement Agent: [Placement Agent] [Placement Agent Address]

 5.2           Effect of Agreement.  This Agreement shall inure to the benefit of, and be binding upon, the respective successors and assigns of the parties hereto.

5.3           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

5.4           Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument.  Delivery of an executed counterpart of this Agreement by facsimile shall be equally effective as delivery of a manually executed counterpart of this Agreement.  Any party delivering an executed counterpart by facsimile also shall deliver a manually executed counterpart of this Agreement, but failure to do so shall not affect the validity, enforceability or binding effect of this Agreement.

5.5           Final Agreement.  This Agreement is intended by the Escrow Agent and the Company, and the Placement Agent to be the final, complete and exclusive expression of the agreement between them.  This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof.  No modification, rescission, waiver, release or amendment of any provision of this Agreement shall be made, except by a written agreement signed by the parties hereto by a duly authorized officer thereof.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date and the year first above written.

THE COMPANY: AeroGrow International, Inc. By: Name: Greg Clarke Title: CFO	THE ESCROW AGENT: First Western Trust Bank By: Name: Hudson Mead Title: Managing Director
THE PLACEMENT AGENT: [Redacted] By: ___________________________